EXHIBIT 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 24, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Competitive Technologies, Inc., which is incorporated by reference in Competitive Technologies, Inc.'s Annual Report on Form 10-K for the year ended July 31, 1999.



                              s/  PricewaterhouseCoopers LLP
                              PricewaterhouseCoopers LLP


New York, New York
January 27, 2000